Exhibit 10.10

AGREEMENT

DATE:  August 10, 2020

PARTIES:Venturi, LLC (“Venturi”), a Wyoming limited liability company, with the address of 711 Mont Clair Drive, North Salt Lake, Utah 84054; and Zero Nox, Inc. (“ZeroNox”), with address of 1343 S. Main Street, Porterville, California 93257.  The foregoing entities may be referred to herein individually as “Party” or collectively as the “Parties”.

RECITALS

WHEREAS, Venturi possesses proprietary technology optimally suitable for renewable energy production, including generators, electric motors, micro wind turbines, and appurtenant equipment; and highly efficient modular electric motors suitable for replacement of all electric motors including automotive retrofit or specific design.

WHEREAS, Venturi has the ability to obtain funding by monetizing financial instruments including sovereign bonds and Power Purchase Agreements as a collateral asset.

WHEREAS, Venturi estimates its cost to develop the first electric motor conversion for the specified eTuatara utility terrain vehicle at $100,000, and will seek external capital to front the cost, or self cover the cost.

WHEREAS, ZeroNox specializes in the development, manufacture and sale of battery technology and its integration into electric vehicles. ZeroNox supplies existing vehicle manufacturers (OEM’s) and assists them in transition to an electric motor future supporting the execution in bringing electric vehicles to market, in converting existing expensive super heavy duty equipment to electric, and in developing conversion kits.

WHEREAS, the Parties desire to enter into an agreement incorporating their respective resources, capabilities, and expertise to further the purposes set forth above.

NOW, THEREFORE, in consideration of the respective and/or mutual promises and obligations set forth herein, the Parties hereby agree as follows.

AGREEMENT

1.	Purpose of the Venture and Respective Duties.

1.1 The Parties wish to develop new electric motor drive trains and battery storage systems advancements for their respective projects and customers.

Agreement - Venturi LLC; Zero Nox, Inc.

1.2 Place on trial with ZeroNox an electric motor built by Venturi suitable for EV.  Venturi will provide an acceptable electric motor drivetrain to be installed with the advisement of  ZeroNox and Venturi engineering teams.

1.3. ZeroNox will develop modular battery storage systems to be implemented worldwide for small and large power plant operations either built and owned by Venturi or for Venturi customers. ZeroNox will develop and fabricate new battery electricity storage systems compliant with Venturi specifications such as nickel iron or lithium-ion, lithium iron, etc.

1.4. Venturi and ZeroNox shall provide all specifications required for a successful implementation and installation, such as sizes, inputs, outputs, production values, mounting information, etc.

1.5. The parties will not make any business or quotations on behalf of Venturi LLC or Zero Nox, Inc. unless a prior written agreement is obtained from Venturi LLC and Zero Nox, Inc.

1.6. Upon acceptance by both parties of the electric motor and battery advancements, the parties agree to buy the equipment from each other for their own respective project initiatives, such as supply of the high efficiency motors and battery storage systems for power plants.  ZeroNox will have the first right of refusal to be the provider of electric batteries and battery management systems for use in electric motor vehicles utilizing Venturi’s electric motor technology.

1.7 ZeroNox will have the exclusive right to use and distribute Venturi’s electric motor drivetrain for use in vehicles, subject to a licensing agreement to be agreed upon at a later date.  Said licensing agreement will be signed and attached hereto as an Addendum, wherein the Parties will set forth the terms of compensation to Venturi for the exclusive rights provided to ZeroNox under this paragraph.

2.Confidentiality.

2.1Definition of Confidential Information.  For purposes of this Agreement, “Confidential Information” shall mean any information disclosed by one of the Parties or its subsidiaries or affiliates (the “Disclosing Party”) to the other Party or its subsidiaries or affiliates (the “Receiving Party”) which pertains to the Disclosing Party, its business and affairs, together with all analysis, compilations, studies and other documents which may be prepared by the Receiving Party or any officer, director, employee, agent or advisor of the Receiving Party which contain or otherwise reflect such information, the review thereof by the Receiving Party, or the interest of either Party in the possibility of entering in the Transaction, in the following forms: written, graphic, machine-readable or any other tangible media, including without limitation, data, designs, memoranda, models, prototypes, hardware, tools or tooling technology; or intangible media, including without limitation, originally disclosed orally or by way of observation.

Agreement - Venturi LLC; Zero Nox, Inc.

2.1.1 Confidential Information shall not include information that: is in the public domain or can be proven to have been known to the Receiving Party before disclosure by the Disclosing Party to the Receiving Party; following disclosure, becomes generally known or available through no act or omission of the Receiving Party; is independently developed by or on behalf of the Receiving Party without any use of the Confidential Information of the Disclosing Party; is known, or becomes known, to the Receiving Party from a source other than the Disclosing Party or its representatives, provided that disclosure by such source is not in breach of an obligation of confidentiality contained herein to the Disclosing Party.

2.2The Receiving Party shall treat the Confidential Information with at least the same degree of confidentiality with which it treats its own confidential information and in no case with less than a reasonable degree of confidentiality.

2.3The Receiving Party shall only divulge Confidential Information to those of its employees, representatives, outside consultants, and advisers who need to know the Confidential Information and shall cause all who receive Confidential Information to treat the Confidential Information with the degree of confidentiality outlined in Paragraph 2.2 above.

2.4In the event any Party becomes aware of any unauthorized disclosure, dissemination or use of Confidential Information, the Party will promptly notify the other Party(ies) in writing thereof.

2.5The Confidential Information of each Party is and shall remain the exclusive property of such Party and a trade secret of such Party and no Party shall have any license or right to use any of the Confidential Information of any other Party except as expressly permitted in this Agreement.

2.6If any Party becomes legally compelled to disclose any Confidential Information of a Disclosing Party, such Party shall provide the Disclosing Party with prompt notice of such requirement and shall permit the Disclosing Party to seek to obtain a protective order or another arrangement pursuant to which the confidentiality of the Confidential Information is preserved.  If such order or arrangement is not obtained, such Party agrees that it will disclose only that portion of the Confidential Information as is legally required, and any such disclosure shall not be a breach of this Agreement.  Any legally compelled disclosure shall not, in and of itself, change the status of the disclosed information as Confidential Information under the terms of this Agreement.

2.7The obligations under Paragraph 2 of this Agreement shall apply, as well, to the Related Persons of the Receiving Party.  For purposes of this Agreement (not only this Paragraph), the term “Related Persons” shall mean both individuals and business entities under the direct control of or wholly or partially owned by a Party.  These may include but is not exclusive of, officers, directors, employees, representatives, agents, subsidiary companies, outside consultants, advisers, etc.

Agreement - Venturi LLC; Zero Nox, Inc.

2.8The obligations of confidentiality under this Paragraph 2 of this Agreement shall survive the termination of this Agreement.

3.Indemnification.Each Party shall indemnify the other Parties and hold them harmless from all losses, liabilities, claims, actions, damages, penalties, costs, fees and expenses, including without limitation legal fees and expenses, which result from or are caused by the Party’s negligence and/or any breach of the provisions of this Agreement by such Party or any of its Related Persons.

4.Dispute Resolution.All disputes arising out of or in connection with the present agreement shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association by arbitrators appointed in accordance with the said Rules, which Rules are deemed to be incorporated by reference into this clause.  The number of arbitrators shall be three.

The seat, or legal place, of arbitration, shall be the United States of America.  The language to be used in the arbitral proceedings shall be English.  The governing law of the agreement shall be the substantive law of the United States. Such arbitration will be the exclusive dispute resolution method under this Agreement.

The decision and award determined by such arbitration will be final and binding upon both parties. All costs and expenses, including reasonable attorney’s fees and expert’s fees, of all parties incurred in any dispute that is determined and/or settled by arbitration pursuant to this Agreement, will be borne by the party determined to be liable in respect to such dispute; provided, however, if complete liability is not assessed against only one party, the parties will share the total costs in proportion to their respective amounts of liability so determined. Except where prevented by the area in dispute, both parties agree to continue performing their respective obligations under this Agreement until the dispute is resolved.  In the event any provision of this Agreement is held unenforceable by the arbitrators, such provision shall be severed from the Agreement and shall not affect the validity or enforceability of the remaining provisions.

5.Term and Termination.The term of this Agreement shall be for ten (10) years commencing on the Effective Date (the “Initial Term”) and shall be automatically renewed for an additional five (5) years unless any Party shall notify the others of its intention to terminate this Agreement by giving at least three (3) months written notice before the specified termination date. In the event of a Material Breach of any of the terms and provisions of this Agreement, any Party may terminate this Agreement by giving the other Parties thirty (30) days written notice provided said notice shall set forth the breach being claimed as the basis for termination. If the offending party cures the breach being claimed within said thirty (30) day period, the notice of termination shall be void and this Agreement shall continue in full force and effect.  The above notwithstanding, the Parties shall have the right to terminate this

Agreement - Venturi LLC; Zero Nox, Inc.

Agreement upon thirty (30) days written notice in the event another Party shall: a) be declared bankrupt or enter a voluntary petition for bankruptcy or in any way enter into a compromise or agreement for the benefit of its creditors; and/or b) fail to maintain in good standing all government-required licenses and permits necessary for the proper conduct of its business. For purposes of this Paragraph, “Material Breach” means, with respect to a given breach, the breach must go to the very heart of the Agreement and be substantial enough that a reasonable person in the position of the non-breaching party would wish to terminate this Agreement because of such breach.

6.Subcontractors. The Parties shall be solely responsible for any compensation of any kind of its subcontractors, consultants, representatives, agents, and/or any person or entities it utilizes in fulfilling its obligations under this Agreement.

7.Miscellaneous.

7.1Successors and Assigns. Venturi may assign its rights under this Agreement to a third party without Distributor’s prior written consent; however, understanding an assignment may disrupt Distributor’s business substantially, Venturi will inform Distributor of a potential assignment prior to the actual assignment.  Distributor may assign its rights under this Agreement to a third party only with Venturi’s prior written consent. The benefits and obligations under this Agreement shall be binding upon and inure to the parties hereto, their successors and assigns.

7.2Equitable and Injunctive Relief. Each Party, in regards to its obligations contained herein, acknowledges that the other party would be irreparably injured by a breach of this Agreement by the other Party and that injured Party, in addition to any other remedies available at law or in equity, shall be entitled to relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Agreement by the other Party or its Related Persons.

7.3Entire Agreement. This Agreement is the entire agreement between the parties, cannot be changed orally, and neither party has made any representations or promises to the other which are not expressed in this Agreement.

7.4Integration. This Agreement supersedes all prior agreements and understandings among the Parties with respect to its subject matter.

7.5Force Majeure.  No Party hereto shall be considered to be in default in respect to any obligation hereunder if performance of such obligation is prevented by uncontrollable forces.  Any Party rendered unable to fulfil any obligation by reason of uncontrollable forces shall exercise due diligence to remove such inability with all reasonable dispatch.  Nothing contained herein shall be construed to obligate a Party to forestall or settle a labour strike against its will.

Agreement - Venturi LLC; Zero Nox, Inc.

7.6Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable by a court or arbitration panel of competent jurisdiction, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never been a part of this Agreement.

7.7Modifications. No modification, termination (except as otherwise set forth expressly in this Agreement), or attempted waiver of this agreement, or any provision thereof, shall be valid unless in writing signed by the party against whom the same is sought to be enforced.

7.8No Agency.   This Agreement shall not constitute or imply any promise or intention to enter into a partnership, agency, employment or joint venture relationship between the Parties outside of the covenants, obligations, and rights expressly set forth herein and/or in any agreement made a part of this Agreement by reference and/or attachment hereto.

7.9Severability. In the event, any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

7.10Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

7.11Notices. Any notices or other communications contemplated or required under this Agreement, to be valid, shall be in writing and shall be given via personal delivery or via nationally recognized overnight courier at the addresses stated above in this Agreement or any such other addresses as a Party may designate by notice to the other Party.  Such notices or other communications shall be deemed given when delivered.

7.11.1Conditions Requiring Notifications.  The Parties shall notify the other Party respectively upon the occurrence of any of the following conditions: (1) the Party be declared bankrupt or enter a voluntary petition for bankruptcy or in any way enter into a compromise or agreement for the benefit of its creditors; (2) the Party fails to maintain in good standing all government-required licenses and permits necessary for the proper conduct of its business; and/or (3) a change in the majority ownership of a Party’s business.

7.12Time of the Essence.  Time is of the essence of this Agreement.

Agreement - Venturi LLC; Zero Nox, Inc.

7.13The interpretation of this Agreement is to remain within the terms stated herein as each party has been given a voice to include any terms and conditions they deem necessary. Each party has read the Agreement in full and made appropriate comments; thus the terms are not subject to any other meaning than herein stated.

IN WITNESS WHEREOF, the Parties execute this Agreement as of the date set forth above.

VENTURI, LLC

/s/ Rick K. Wood	/s/ Tina Haire
By: Rick K. Wood, its CEO	By: Tina Haire, its President

/s/ Vonn R. Christenson
By: Vonn R. Christenson, its CEO
Zero Nox, Inc.

Agreement - Venturi LLC; Zero Nox, Inc.